SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including
Area Code, of Principal Executive Offices)

Item 5. Other Events and Required FD Disclosure.

     On August 3, 2004, Alion Science and Technology Corporation (the “Company”) issued a press release announcing that it closed on August 2, 2004 a senior credit facility that will provide the Company up to $180 million of financing. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated August 3, 2004 announcing the closing on a senior credit facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2004

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ James C. Fontana Name: James C. Fontana Title: General Counsel

Exhibit Index

Exhibit Number	Description

99.1	Press release of the Company dated August 3, 2004 announcing the closing on a senior credit facility.

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